                                                                      EXHIBIT 15








El Paso Electric Company
El Paso, Texas

Ladies and Gentlemen:

Re: Registration Statement No. 333-17971

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated July 23, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                              Very truly yours,



                              KPMG Peat Marwick LLP

El Paso, Texas
July 23, 1997